Exhibit 10.3
OPNEXT, INC.
SECOND AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Opnext, Inc., a Delaware corporation (the “Company”), pursuant to the Opnext, Inc. Second Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) the following award of Restricted Stock Units (“RSUs”). This award of RSUs is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Appendix A (the “Restricted Stock Unit Agreement”) and in the Plan, each of which is incorporated herein by reference. All capitalized terms used and not otherwise defined in this Grant Notice or the Restricted Stock Unit Agreement shall have the meanings ascribed to such terms in the Plan unless the context clearly indicates otherwise.

Participant:	Harry L. Bosco

Grant Date:	[__________ ____], 2011

Number of RSUs:	75,000

Vesting Schedule:	Subject to the Participant’s continued employment with the Company, the RSUs shall vest in full on June 10, 2011.

The RSUs shall be subject to accelerated vesting as set forth in Section 3(b) of the Restricted Stock Unit Agreement.

Payment of RSUs:	Vested RSUs shall be paid to the Participant in the form of Shares as set forth in Section 4 of the Restricted Stock Unit Agreement.

Termination of RSUs:	In the event of a termination of the Participant’s employment with the Company for any reason, all RSUs that have not vested prior to or in connection with such termination shall be immediately forfeited by the Participant as of the date of such termination without consideration therefor.

By his signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. The Participant has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. In the event that there are any inconsistencies between the terms of the Plan and the terms of this Grant Notice or the Restricted Stock Unit Agreement, the terms of the Plan shall control. If the Participant is married, his spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.
IN WITNESS WHEREOF, this Grant Notice has been executed and delivered by the parties hereto as of the Grant Date first written above.

OPNEXT, INC.:	PARTICIPANT:

By:	By:

Print Name:	Print Name:

Title:	Address:

APPENDIX A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AGREEMENT
1. Grant. Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached, Opnext, Inc., a Delaware corporation (the “Company”), has granted to the Participant an award of 75,000 RSUs under the Opnext, Inc. Second Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”) as set forth in the Grant Notice, subject to all of the terms and conditions contained in this Agreement and the Plan. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan and the Grant Notice unless the context clearly indicates otherwise.
2. RSUs. Subject to the satisfaction of the applicable vesting requirements (as provided in the Grant Notice and Section 3 below), each vested RSU represents the right to receive payment, in accordance with Section 4 below, in the form of one Share. Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3. Vesting and Termination.
(a) The RSUs shall vest as set forth in the Grant Notice.
(b) Notwithstanding any other provisions of this Agreement to the contrary, subject to Section 3(c) below, in the event that (i) the Participant’s employment with the Company is terminated by the Company without Cause (as defined in Section 3(d) below), (ii) the Board appoints a Chief Executive Officer and President of the Company to succeed the Participant in such positions, (iii) the Participant’s employment with the Company is terminated by reason of the Participant’s death or Disability (as defined in Section 3(d) below), or (iv) a Change in Control occurs, the RSUs shall, to the extent not then vested and not previously expired, cancelled or terminated, immediately become fully vested.
(c) The RSUs shall terminate as set forth in the Grant Notice. No portion of the RSUs which has not become vested as of the Participant’s termination of employment with the Company (after giving effect to any accelerated vesting that occurs in connection therewith) shall thereafter become vested.
(d) For purposes of this Agreement, “Cause” and “Disability” shall have the meanings ascribed to such terms in that certain Employment Agreement, dated as of January 26, 2011, between the Participant and the Company.

4. Payment. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in whole Shares on or within fifteen (15) days following the earliest to occur of:
(i) January 26, 2012,
(ii) The date on which the Participant’s employment with the Company terminates for any reason,
(iii) The date of the Participant’s death, or
(iv) The date of the occurrence of a Change in Control.
5. Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations, if any) required by law to be withheld with respect to any taxable event arising in connection with the RSUs. In satisfaction of the foregoing requirement, the Company may permit the Participant to elect to have the Company (either directly or through a broker-assisted transaction directed by the Participant) withhold Shares otherwise issuable in respect of such RSUs having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of Shares which may be so withheld in order to satisfy the Participant’s income and payroll tax liabilities with respect to the issuance, vesting or payment of the RSUs shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income and payroll tax purposes that are applicable to such supplemental taxable income.
6. Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares that may become deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
7. Non-Transferability. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 7 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

8. Distribution of Stock. The Shares issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, however, that certificates may be issued representing such Shares at the request of the Participant and in accordance with the articles of incorporation and bylaws of the Company, as amended and supplemented from time to time. The Company shall not be required to issue such Shares in book entry or certificated form prior to the fulfillment of all of the following conditions: (i) the admission of such Shares to listing on all stock exchanges on which the stock of the Company is then listed, (ii) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, (iii) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable, (iv) the lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience, and (v) the receipt by the Company of full payment of any applicable employment or withholding tax to the Company. All certificates delivered or Shares recorded pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or local securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that the Participant make such covenants, agreements, and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Participant to comply with any timing or other restrictions with respect to the settlement of any RSUs pursuant to this Agreement, including a window-period limitation, as may be imposed in the discretion of the Committee. Any Shares distributed pursuant to this Agreement may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market. No fractional Shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.
9. No Effect on Employment or Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee, consultant, member of the Board or other service provider of the Company or any of its Affiliates.
10. Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
11. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the RSUs and that the Participant is not relying on the Company for tax advice.
12. Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board.

13. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
14. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant becomes subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
15. Code Section 409A. To the extent applicable, this Agreement shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan, this Agreement or the Grant Notice to the contrary, if the Committee determines that any amount payable under this Agreement may not be either exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Committee may in its sole discretion adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the amounts payable under this Agreement from Section 409A of the Code, (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, and/or (iii) otherwise avoid the imposition of tax under Section 409A of the Code; provided, however, that nothing contained in this Section 15 shall create any obligation on the part of the Committee to adopt any such amendment, policy or procedure, to take any other action.
Notwithstanding anything herein to the contrary, no payment shall be made to the Participant hereunder during the six-month period following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) (“Separation from Service”) if the Participant is a “specified employee” (within the meaning of Section 409A of the Code) on the date of his or her Separation from Service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time set forth in Section 4 above would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such six-month period, the Company shall pay the Participant the cumulative amounts that would have otherwise been payable to the Participant during such six-month period.

16. Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 13 of the Plan.
17. Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company at its principal executive office.
18. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
19. Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

EXHIBIT B
TO RESTRICTED STOCK UNIT GRANT NOTICE
CONSENT OF SPOUSE
I,                                         , spouse of Harry L. Bosco, have read and approve the foregoing Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (the “Agreement”). In consideration of issuing to my spouse the Restricted Stock Units of Opnext, Inc. set forth in the Grant Notice and the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Grant Notice and the Agreement and agree to be bound by the provisions thereof insofar as I may have any rights therein or in or to any shares of the common stock of Opnext, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Grant Notice and the Agreement.

Dated: , _____	Signature of Spouse

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